As filed with the Securities and Exchange Commission on June 17, 1997
                                                      Registration No. 333-
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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 PETsMART, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                             ----------------------
         Delaware                                       94-3024325
  ----------------------                    ------------------------------------
 (State of Incorporation)                   (I.R.S. Employer Identification No.)


                             ----------------------

                              19601 N. 27th Avenue
                                Phoenix, AZ 85027
                                 (602) 580-6100

        ----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             ----------------------

                                1997 NON-OFFICER
                              EQUITY INCENTIVE PLAN
        ----------------------------------------------------------------
                            (Full title of the plan)

                                Samuel J. Parker
                       Chairman of the Board of Directors
                          and Chief Executive Officer
                                 PETsMART, Inc.
                               19601 N. 27th Avenue
                               Phoenix, AZ  85027
                                 (602) 580-6100

        ----------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                             Alan C. Mendelson, Esq.
                             Robert J. Brigham, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                              Palo Alto, CA  94306
                                 (415) 843-5000
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

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                                                                                   PROPOSED MAXIMUM
  TITLE OF SECURITIES           AMOUNT TO BE       PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING           AMOUNT OF
  TO BE REGISTERED               REGISTERED           PRICE PER SHARE                   PRICE                REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
 Stock Options and
 Common Stock (par value
 $.0001)                          1,135,000                 $12.00 (1)                 $13,620,000.00 (1)     $4,126.86
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 Stock Options, Stock
 Bonuses, Rights to
 Purchase Restricted
 Stock, Stock                       665,000                 $10.41 (2)                 $6,922,650.00 (2)      $2,097.56
 Appreciation Rights,
 and Common Stock (par
 value $.0001)
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

(1) Based on 1,135,000 options granted at exercise price of $12.00 per share, in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Act").

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Act.
     The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on June 11, 1997 as reported on the Nasdaq National Market System.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by PETsMART, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's Report on Form 10-K for the year ended February 2, 1997, (File No. 0-21888), filed on or about April 28, 1997, including all material incorporated by reference to date.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 1997, (File No. 0-21888), filed on or about June 11, 1997 including all material incorporated by reference therein.

     (c) The Company's Current Report on Form 8-K/A, (File No. 0-21888), dated December 18, 1996 and filed on or about February 14, 1997 amending the Company's Current Report on Form 8-K, (File No. 0-21888), dated December 18, 1996 and filed on or about December 31, 1996.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's By-laws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                                       II-1.

                                    EXHIBITS


EXHIBIT
NUMBER

5.1       Opinion of Cooley Godward LLP.

23.1      (i)    Consent of Price Waterhouse LLP.
          (ii)   Consent of Coopers & Lybrand L.L.P.
          (iii)  Consent of Deloitte & Touche LLP.
          (iv)   Consent of Davie, Kaplan & Braverman, P.C.
          (v)    Consent of Arthur Andersen LLP.
          (vi)   Consent of Grant Thornton.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1      Power of Attorney is contained on the signature pages.

99.1      1997 Non-Officer Equity Incentive Plan.

99.2 Form of Nonstatutory Stock Option Grant used in connection with the 1997 Non-Officer Equity Incentive Plan.

                                       II-2.

ITEM 9.   UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                       II-3.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on June 17, 1997.


                                   PETsMART, INC.



                                   By   /s/ Samuel J. Parker
                                     -------------------------------------------
                                        Samuel J. Parker
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer
                                        (PRINCIPAL EXECUTIVE OFFICER)


                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel J. Parker and Susan C. Schnabel, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       II-4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                           DATE



/s/ Samuel J. Parker               Chairman of the Board of        June 17, 1997
------------------------------     Directors and Chief
Samuel J. Parker                   Executive Officer
                                   (PRINCIPAL EXECUTIVE OFFICER)



/s/ Susan C. Schnabel              Senior Vice President, Chief    June 17, 1997
------------------------------     Financial Officer (PRINCIPAL
Susan C. Schnabel                  FINANCIAL OFFICER)



/s/ Kenneth A. Conway              Vice President, Controller      June 17, 1997
------------------------------     (PRINCIPAL ACCOUNTING OFFICER)
Kenneth A. Conway



/s/ Donna R. Ecton                 Chief Operating                 June 17, 1997
------------------------------     Officer and Director
Donna R. Ecton



------------------------------     Director
Denis L. Defforey



/s/ Philip L. Francis              Director                        June 17, 1997
------------------------------
Philip L. Francis



/s/ Richard M. Kovacevich          Director                        June 17, 1997
------------------------------
Richard M. Kovacevich



/s/ F. Richard Northcott           Director                        June 17, 1997
------------------------------
F. Richard Northcott

                                       II-5.

          SIGNATURE                     TITLE                      DATE


                                   Director
------------------------------
Lawrence S. Phillips



/s/ Thomas G. Stemberg             Director                        June 17, 1997
------------------------------
Thomas G. Stemberg

                                       II-6.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION

5.1      Opinion of Cooley Godward LLP.

23.1     (i)    Consent of Price Waterhouse LLP.
         (ii)   Consent of Coopers & Lybrand L.L.P.
         (iii)  Consent of Deloitte & Touche LLP.
         (iv)   Consent of Davie, Kaplan & Braverman, P.C.
         (v)    Consent of Arthur Andersen LLP.
         (vi)   Consent of Grant Thornton.


23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1     Power of Attorney is contained on the signature pages.

99.1     1997 Non-Officer Equity Incentive Plan.

99.2 Form of Nonstatutory Stock Option Grant used in connection with the 1997 Non-Officer Equity Incentive Plan.


                                       II-7.